Exhibit 10.49

AMENDMENT NO. 1

TO

LOAN AGREEMENT

THIS AMENDMENT NO. 1 to Loan and Security Agreement (this “Amendment”) is entered into this 23rd day of August, 2012, by and between HARMONIC, INC., a Delaware corporation (“Borrower”) and SILICON VALLEY BANK, a California banking corporation (“SVB” or “Bank”). Capitalized terms used herein without definition shall have the same meanings given in the Loan Agreement (as defined below).

RECITALS

A.        Bank and Borrower have entered into that certain Loan Agreement dated as of August 26, 2011, (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”).

B.        Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C.        Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.        Amendments to Loan Agreement.

 1.1        Section 2.1.3 (Foreign Exchange Sublimit).  Section 2.1.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

 “2.1.3  [Reserved.]”

 1.2        Section 2.1.4 (Cash Management Services Sublimit).  Section 2.1.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

 “2.1.4  [Reserved.]”

 1.3        Section 2.2 (Overadvances).  Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“2.2      Overadvances.   If, at any time, (i) the outstanding principal amount of any Advances and (ii) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), exceeds the Revolving Line, Borrower shall immediately pay to Bank in cash such excess.”

1.4        Section 13.1 (Definitions). The following definitions are hereby: (a) to the extent already defined in Section 13.1 of the Loan Agreement, amended in their entirety to read as follows, and (b) to the extent not already defined in that Section, added to Section 13.1 of the Loan Agreement in alphabetical order as follows:

““Availability Amount” is (a) the Revolving Line minus (b) the sum of (i) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and (ii) the outstanding principal balance of any Advances.”

““Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

““Credit Extension” is any Advance or any other extension of credit by Bank for Borrower’s benefit.”

““FX Forward Contract”  is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

““Loan Documents” are, collectively, this Agreement, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower or any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

““Obligations” are Borrower’s obligations to pay when due any principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, including, without limitation, all obligations relating to Letters of Credit (including reimbursement obligations for drawn and undrawn Letters of Credit), Bank Services, and FX Forward Contracts, if any, and including interest accruing after Insolvency Proceedings begin, and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

““Revolving Line Maturity Date” is August 23, 2013.”

1.5        Section 13.1 (Definitions).   The following definitions in Section 13.1 of the Loan Agreement are deleted in their entirety:

“Cash Management Services”

“FX Business Day”

“FX Reserve”

“Settlement Date”

2.        Limitation of Amendments.

 2.1        The amendments set forth in Section 1, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or other modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which SVB may now have or may have in the future under or in connection with any Loan Document.

 2.2        This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.        Representations and Warranties.   To induce SVB to enter into this Amendment, Borrower hereby represents and warrants to SVB as follows:

 3.1        Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

 3.2        Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

 3.3        The organizational documents of Borrower remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

 3.4        The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

 3.5        The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

 3.6        The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

 3.7        This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.        Counterparts.   This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.        Effectiveness.   This Amendment shall be deemed effective upon (i) the due execution and delivery of this Amendment by each party hereto and delivery of same to SVB; and (ii) payment by Borrower of all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

HARMONIC, INC.
a Delaware corporation

By:	/s/Carolyn V. Aver
Name: Carolyn V. Aver
Title: Chief Financial Officer

SILICON VALLEY BANK,
a California banking corporation

By:	/s/Raymond Aguilar
Name: Raymond Aguilar
Title: Relationship Manager